UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 2, 2017 (the “Annual Meeting”). Of the 368,131,967 shares outstanding as of the record date for the Annual Meeting, 311,182,871 shares (84.53%) were present or represented by proxy at the Annual Meeting. All proposals were approved by stockholders. The items voted on at the Annual Meeting and the results of the voting on the matters submitted to the stockholders were as follows:

1.	Election of directors for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the following nominees for director was elected at the Annual Meeting.

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Vote
Philip E. Doty	221,111,270	17,934,880	72,136,721
Carin S. Knickel	219,994,882	19,101,268	72,136,721

2.	Approval, by advisory vote, of the compensation of the Company’s named executive officers as disclosed in its 2017 proxy statement.

Shares Voted
For	Against	Abstain	Broker Non- Vote
199,570,030	36,722,362	2,753,758	72,136,721

3.	Approval, by advisory vote, of the frequency of advisory vote on compensation of the Company’s named executive officers.

Shares Voted
One Year	Two Years	Three Years	Abstain	Broker Non-Vote
209,599,465	1,270,379	25,992,483	2,183,823	72,136,721

4.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2017.

Shares Voted
For	Against	Abstain	Broker Non- Vote
302,765,356	5,748,871	2,668,644	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: May 3, 2017	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer